ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          INVESCO SPECIALTY FUNDS, INC.


      INVESCO Specialty Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      The name INVESCO Worldwide Communications Fund, a series of the Company, has been changed to INVESCO Telecommunications Fund.

      The foregoing amendment, in accordance with the requirements of Section 2-605 of the General Corporation Law of Maryland, was unanimously approved by the board of directors of the Company on February 3, 1999.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Specialty Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its President on the 29th day of July, 1999.

      These Articles of Amendment shall be effective as accepted as of the 30th day of July, 1999 by the Maryland State Department of Assessments and Taxation.



                              INVESCO SPECIALTY FUNDS, INC.



                              By:   /s/ Mark H. Williamson
                                    -----------------------------
                                    Mark H. Williamson, President




WITNESSED:

By:   /s/ Glen A. Payne
      ------------------------
      Glen A. Payne, Secretary

                                  CERTIFICATION

      I, Ruth A. Christensen, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 27th day of July, 1999.


                                    /s/ Ruth A. Christensen
                                    ------------------------------------
                                    Notary Public


My Commission Expires: March 16, 2002